Exhibit 99.1
Perimeter Solutions Announces Agreement to Acquire MMT for $685 Million
December 10, 2025

Clayton, Missouri, December 10, 2025 – Perimeter Solutions, Inc. (NYSE: PRM) (“Perimeter,” “Perimeter Solutions,” or the “Company”), today announced that it has entered into a definitive agreement to acquire Medical Manufacturing Technologies LLC (“MMT”) from Arcline Investment Management for approximately $685 million in cash, including certain tax benefits.

MMT is a leading provider of highly engineered machinery and associated aftermarket consumables, parts, and services for the manufacturing of minimally invasive medical devices. Nearly all MMT’s revenue is generated from proprietary products and approximately half of its revenue is derived from the aftermarket. MMT is expected to generate approximately $140 million of revenue and $50 million of Adjusted EBITDA on a full-year basis in 2025.

Haitham Khouri, Perimeter Solutions’ Chief Executive Officer, stated, “MMT is an excellent fit with our operating strategy. MMT serves a recurring and growing aftermarket, where it reliably provides highly engineered proprietary parts and consumables that are critical to zero-defect customer workflows and stringent regulatory standards. MMT has a strong track-record of organic and M&A driven growth, both of which we expect to continue.”

Mr. Khouri continued, “We expect MMT to fit seamlessly into our decentralized operating structure, and we believe that the Company is a particularly strong fit with our Operational Value Driver focused operating strategy”.

Perimeter expects to fund the acquisition through $500 million of new secured debt financing and $185 million of cash on hand.

Perimeter Solutions’ Chief Financial Officer Kyle Sable said, “MMT matches our focus on businesses in secularly growing markets with strong free cash flow, high returns on tangible capital, and durable earnings power. As a result of the transaction, we expect to have net leverage profile of approximately 2.7 times net debt to combined Adjusted EBITDA for the last twelve months ended September 30, 2025, which we believe will be well supported by the cash generation capability of our combined business.”

The acquisition is expected to close in the first quarter of 2026, subject to regulatory approvals and customary closing conditions. Nixon Peabody and Greenberg Traurig provided legal counsel to Perimeter.

Conference Call and Webcast

Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, December 11, 2025 to discuss the transaction. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).

The conference call will also be webcast simultaneously on Perimeter’s website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”

A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”

Following the live webcast, a replay will be available on the Company’s website. A telephonic replay will also be available approximately three hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll) and using Access ID “13757550”. The telephonic replay will be available until January 10, 2026 (11:59 p.m. ET).

About Perimeter Solutions

Perimeter Solutions is a leading global solutions provider for the Fire Safety and Specialty Products industries. The Company’s business is organized and managed in two reporting segments: Fire Safety and Specialty Products.

The Fire Safety segment is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety segment also offers specialized equipment and services, typically in conjunction with our fire management products to support our customers’ firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of approximately 150 air tanker bases in North America, as well as many other customer locations globally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world.

The Specialty Products segment develops, produces and markets products for non-fire safety markets. The Specialty Products segment includes Phosphorus Derivatives, Inc. (“PDI”), which produces Phosphorus Pentasulfide (“P2S5”) based lubricant additives. P2S5 is also used in pesticide and mining chemicals applications, and emerging electric battery technologies. The Specialty Products segment also includes Intelligent Manufacturing Solutions (“IMS”), which is a manufacturer of electronic or electro-mechanical components of larger solutions. IMS has a flexible, vertically integrated production facility that allows it to acquire and produce a variety of product lines across a range of end markets, including communications infrastructure, energy infrastructure, defense systems, and industrial systems, with a substantial focus on aftermarket repair and replacement.

Forward-looking Information

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods. Specific forward-looking statements in this press release include statements regarding the Company’s expectations and beliefs regarding (i) the acquisition of MMT, including the anticipated benefits, closing and funding, (ii) MMT’s full-year revenue and Adjusted EBITDA, (iii) our ability to continue MMT’s track record of growth and (iv) our leverage profile.

Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the

Company’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the ability to receive the required regulatory approvals and satisfy other customary closing conditions in order to close the acquisition; the ultimate timing, outcome and results of integrating the operations of MMT and Perimeter; the ability of the combined company to realize anticipated benefits, including the expected leverage profile following completion of the acquisition, in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the effects of commodity prices; risks related to the demand for MMT and Perimeters services; and the other factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements. These statements are based on management's estimates and assumptions with respect to financial performance and future events, and are believed to be reasonable, though are inherently difficult to predict.

Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

MMT Adjusted EBITDA is a non-GAAP measure, which reflects the Company's internal estimate based on the quality of earnings report received by the Company. MMT Adjusted EBITDA is defined as income (loss) before income taxes, plus net interest expense and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items. These items primarily include restructuring and integration costs, transaction expenses, and implementation and one-time consulting costs. The Company has not provided a GAAP reconciliation of MMT’s expected adjusted EBITDA, which is a forward-looking statement, in this press release as a result of the uncertainty regarding, and the potential variability of, reconciling items. Accordingly, a reconciliation of these non-GAAP measures to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. MMT Adjusted EBITDA reflects the acquisitions consummated by MMT during the last twelve month period ended September 30, 2025, as if such acquisition occurred as of October 1, 2024.

SOURCE: Perimeter Solutions, Inc.

CONTACT: ir@perimeter-solutions.com